                                                                  EXECUTION COPY
                                                                    EXHIBIT 4.10
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                FIRST SUPPLEMENTAL JUNIOR SUBORDINATED INDENTURE

                                     between

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

                                       and

                              THE BANK OF NEW YORK,


                                   as Trustee

                          -----------------------------

                          Dated as of December 18, 2001

                          -----------------------------





        5.75% Junior Subordinated Deferrable Interest Debentures due 2051

--------------------------------------------------------------------------------


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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ..................................................................... 2

  Section 1.1.    Definition of Terms...................................................... 2

ARTICLE II TERMS OF THE DEBENTURES......................................................... 6

  Section 2.1.    Designation and Principal Amount......................................... 6
  Section 2.2.    Issue Date; Maturity..................................................... 6
  Section 2.3.    Percentage of Principal Amount; Discount Securities...................... 6
  Section 2.4.    Place of Payment and Surrender for Registration of Transfer.............. 6
  Section 2.5.    Registered Securities; Form; Denominations; Depositary................... 7
  Section 2.6.    Interest................................................................. 8
  Section 2.7.    Optional Deferral of Interest............................................ 9
  Section 2.8.    No Right to Optional Redemption by the Company...........................10
  Section 2.9.    Limited Right to Require Repurchase of Debentures........................10
  Section 2.10.   Change of Control Right to Require Repurchase of Debentures..............11
  Section 2.11.   Distribution of Debentures in Exchange for Trust Securities Upon the
                    Dissolution of the Trust.............................................. 13
  Section 2.12.   Events of Default....................................................... 14
  Section 2.13.   Supplemental Indentures................................................. 15
  Section 2.14.   Defeasance.............................................................. 15
  Section 2.15.   Trust Assets............................................................ 15
  Section 2.16.   Designation of Depositary............................................... 15
  Section 2.17.   Conversion.............................................................. 16
  Section 2.18.   Definitive Form of Debentures........................................... 16
  Section 2.19.   Company Reports......................................................... 16
  Section 2.20.   Other................................................................... 16

ARTICLE III EXPENSES  .................................................................... 16

  Section 3.1.    Payment of Expenses..................................................... 16
  Section 3.2.    Enforceable Obligation to Pay Trust Expenses............................ 17

ARTICLE IV COVENANTS  .................................................................... 17

  Section 4.1.    Covenants in the Event of an Extension Period........................... 17
  Section 4.2.    Additional Covenants Relating to the Trust.............................. 18
  Section 4.3.    Covenant in Event of Distribution of Debentures......................... 19
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                                       i

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ARTICLE V SUBORDINATION................................................................... 19


ARTICLE VI RIGHTS OF HOLDERS OF TRUST SECURITIES.......................................... 19

  Section 6.1.    Property Trustee's Rights............................................... 19
  Section 6.2.    Trust Security Holders' Rights.......................................... 20
  Section 6.3.    Direct Action........................................................... 20
  Section 6.4.    Payments Pursuant to Direct Actions..................................... 20

ARTICLE VII REMARKETING................................................................... 20

  Section 7.1.    Effectiveness of this Article........................................... 20
  Section 7.2.    Remarketing............................................................. 21

ARTICLE VIII MISCELLANEOUS................................................................ 27

  Section 8.1.    Ratification of Indenture............................................... 27
  Section 8.2.    Trustee Not Responsible for Recitals.................................... 27
  Section 8.3.    Governing Law........................................................... 28
  Section 8.4.    Severability............................................................ 28
  Section 8.5.    Counterparts............................................................ 28
  Section 8.6.    Successors and Assigns.................................................. 28
  Section 8.7.    Other................................................................... 28

EXHIBIT A   FORM OF DEBENTURE.............................................................  1
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                                       ii

     FIRST SUPPLEMENTAL JUNIOR SUBORDINATED INDENTURE, dated as of December 18, 2001 (this "FIRST SUPPLEMENTAL INDENTURE"), between REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the "Company"), having its principal executive office at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE"), having its principal corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286, supplementing the Junior Subordinated Indenture, dated as of December 18, 2001, between the Company and the Trustee (the "BASE INDENTURE", together with this First Supplemental Indenture, the "INDENTURE").

     The Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of its junior subordinated debentures, notes, bonds or other evidences of indebtedness (hereinafter generally called the "DEBT SECURITIES", and individually, a "DEBT SECURITY") to be issued in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

     Pursuant to the terms of this First Supplemental Indenture, the Company desires to provide for the establishment of a new series of Debt Securities to be known as the "5.75% Junior Subordinated Deferrable Interest Debentures due 2051" (the "DEBENTURES"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be as set forth in the Indenture;

     RGA Capital Trust I, a Delaware statutory business trust (the "TRUST"), has offered to the public $225,000,000 (or up to $258,750,000 to the extent the Underwriters' option to purchase an additional 675,000 Trust Premium Income Equity Redeemable Security Units ("UNITS"), as set forth in the Underwriting Agreement, is exercised) in aggregate stated liquidation amount of its 5.75% Cumulative Trust Preferred Securities (the "PREFERRED SECURITIES") and, in connection therewith, the Company has agreed to purchase $6,958,800 (or up to $8,002,650 to the extent the Underwriters' option to purchase additional Units is exercised) in aggregate stated liquidation amount of the Trust's common securities (the "COMMON SECURITIES" and, together with the Preferred Securities, the "TRUST SECURITIES"), each representing an undivided beneficial ownership interest in the assets of the Trust, and proposes to invest the proceeds from such offerings in $231,958,800 (or up to $266,752,650 to the extent the Underwriters' option to purchase such additional 675,000 Units is exercised) aggregate principal amount at maturity of the Debentures; and

     The Company has requested that the Trustee execute and deliver this First Supplemental Indenture, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms (and to make the Debentures, when duly executed by the Company and duly authenticated and delivered by the Trustee, the valid and enforceable obligations of the Company) have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportional benefit of all Holders of Debentures, as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  DEFINITION OF TERMS.

         Unless the context otherwise requires:

     (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f) any reference herein to an agreement entered into in connection with the issuance of securities contemplated therein as of the date hereof shall mean such agreement as it may be amended, modified or supplemented in accordance with its terms; and

     (g) the following terms have the following meanings:

          "ACCRETED VALUE" has the meaning set forth in the Declaration.

          "ADMINISTRATIVE TRUSTEES" has the meaning set forth in the Declaration.

          "BASE INDENTURE" has the meaning set forth in the Recitals.

          "BUSINESS DAY" has the meaning set forth in the Declaration.

          "CHANGE OF CONTROL" has the meaning set forth in the Declaration.

          "CHANGE OF CONTROL REPURCHASE DATE" has the meaning set forth in the Declaration.

          "CHANGE OF CONTROL NOTICE DATE" has the meaning set forth in the Declaration.

          "CHANGE OF CONTROL REPURCHASE PRICE" has the meaning set forth in the Declaration.

          "CHANGE OF CONTROL REPURCHASE RIGHT" has the meaning set forth in the Declaration.

          "CLEARING AGENCY PARTICIPANT" has the meaning set forth in the Warrant Agreement.

          "CLOSING PRICE" has the meaning set forth in the Warrant Agreement.

          "COMMON SECURITIES" has the meaning set forth in the Recitals.

          "COMPANY" has the meaning set forth in the Recitals.

          "COMPOUNDED INTEREST" has the meaning set forth in Section 2.7(a).

          "COUPON RATE" has the meaning set forth in Section 2.6(a).

          "CREDITOR" has the meaning set forth in Section 3.2.

          "DEBENTURE DISTRIBUTION NOTICE" has the meaning set forth in the Declaration.

          "DEBENTURES" or "DEBENTURE" has the meaning set forth in the Recitals.

          "DEBT SECURITIES" or "DEBT SECURITY" has the meaning set forth in the Recitals.

          "DECLARATION" or "TRUST AGREEMENT" means the Trust Agreement.

          "DELAWARE TRUSTEE" has the meaning set forth in the Declaration.

          "DIRECT ACTION" has the meaning set forth in Section 6.3.

          "DISTRIBUTIONS" have the meaning set forth in the Declaration.

          "EXCHANGE AGENT" has the meaning set forth in the Declaration.

          "EXERCISE PRICE" has the meaning set forth in the Warrant Agreement.

          "EXPIRATION DATE" has the meaning set forth in the Warrant Agreement.

          "EXTENSION PERIOD" has the meaning set forth in Section 2.7(a).

          "FAILED REMARKETING" has the meaning set forth in the Declaration.

          "FAILED REMARKETING DATE" has the meaning set forth in the Declaration.

          "FIRST SUPPLEMENTAL INDENTURE" has the meaning set forth in the Recitals.

          "GLOBAL DEBENTURE" has the meaning set forth in Section 2.5(a).

          "GUARANTEE" has the meaning set forth in the Declaration.

          "HOLDER" means a Person in whose name a Debenture is registered.

          "INDENTURE" has the meaning set forth in the Recitals.

          "INDEPENDENT" means, with respect to counsel, a nationally recognized law firm that, in the opinion of the Company, does not have a relationship with the Company that would interfere with the exercise of its independent professional judgment; provided, however, that no law firm shall be deemed not to be "independent" solely by virtue of one or more of its partners serving as a director of the Company or any of its Affiliates.

          "LEGAL CAUSE REMARKETING EVENT" has the meaning set forth in the Declaration.

          "LEGAL REQUIREMENTS" has the meaning set forth in the Declaration.

          "LIKE AMOUNT" has the meaning set forth in the Declaration.

          "MATURITY REMARKETING DATE" has the meaning set forth in the Declaration.

          "MATURITY REMARKETING SETTLEMENT DATE " has the meaning set forth in the Declaration.

          "93 DAY PERIOD" has the meaning set forth in the Declaration.

          "NON BOOK-ENTRY PREFERRED SECURITIES" has the meaning set forth in
     Section 2.5(b)(ii).

          "NO RECOGNITION OPINION" has the meaning set forth in the Declaration.

          "OFFICERS' CERTIFICATE" has the meaning set forth in the Declaration.

          "OPINION OF COUNSEL" means the written opinion of counsel rendered by an independent law firm which shall be reasonably acceptable to the Trustee.

          "ORIGINAL STATED MATURITY" has the meaning set forth in Section 2.2.

          "PREFERRED SECURITIES" has the meaning set forth in the Recitals.

          "PREFERRED SECURITY CERTIFICATE" has the meaning set forth in the Declaration.

          "PROPERTY TRUSTEE" has the meaning set forth in the Declaration.

          "PRO RATA" has the meaning set forth in the Declaration.

          "REGULAR RECORD DATE" has the meaning set forth in Section 2.6(c).

          "REMARKETING" means:

               (i) as long as the Trust has not been liquidated, the operation of the procedures for remarketing specified in Section 6.6 of the Declaration; and

               (ii) if the Trust has been liquidated, the operation of the procedures for remarketing specified in Article VII.

          "REMARKETING AGENT" has the meaning set forth in the Declaration.

          "REMARKETING AGREEMENT" has the meaning set forth in the Declaration.

          "REMARKETING DATE" has the meaning set forth in the Declaration.

          "REMARKETING SETTLEMENT DATE" has the meaning set forth in the Declaration.

          "REPURCHASE PRICE" has the meaning set forth in the Declaration.

          "REPURCHASE RIGHT" has the meaning set forth in the Declaration.

          "REQUIRED REPURCHASE DATE" has the meaning set forth in the Declaration.

          "RESET PRINCIPAL MATURITY" has the meaning set forth in Section 2.2.

          "RESET RATE" has the meaning set forth in the Declaration.

          "SENIOR INDEBTEDNESS" has the meaning set forth in Article V.

          "SPECIAL EVENT" has the meaning set forth in the Declaration.

          "SPECIAL RECORD RATE" has the meaning set forth in the Declaration.

          "TO EXTENSION" has the meaning set forth in the Warrant Agreement.

          "TRADING PRICE" has the meaning set forth in the Warrant Agreement.

          "TRADING DAY" has the meaning set forth in the Warrant Agreement.

          "TRADING REMARKETING EVENT" has the meaning set forth in the Declaration.

          "TRUST" has the meaning set forth in the Recitals.

          "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of the Trust, dated as of December 18, 2001, among the Company, in its capacity as Depositor, the initial Administrative Trustees, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, as amended and restated from time to time.

          "TRUST SECURITIES" has the meaning set forth in the Recitals.

          "TRUSTEE" has the meaning set forth in the Recitals.

          "UNDERWRITERS" has the meaning set forth in the Declaration.

          "UNDERWRITING AGREEMENT" has the meaning set forth in the Declaration.

          "UNIT" has the meaning set forth in the Declaration.

          "WARRANT" has the meaning set forth in the Warrant Agreement.

          "WARRANT AGREEMENT" has the meaning set forth in the Declaration.

          "WARRANT REDEMPTION REQUIREMENTS" has the meaning set forth in the Declaration.

                                   ARTICLE II

                             TERMS OF THE DEBENTURES

     Pursuant to Section 3.1 of the Base Indenture, the Debentures are hereby established with the following terms and other provisions:

SECTION 2.1.  DESIGNATION AND PRINCIPAL AMOUNT.

     There is hereby authorized a series of Debt Securities designated the "5.75% Junior Subordinated Deferrable Interest Debentures due 2051", limited in aggregate principal amount at maturity to $231,958,800 (or up to $266,752,650 to the extent the Underwriters' option to purchase additional Units, as set forth in the Underwriting Agreement, is exercised), except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to the Indenture.

SECTION 2.2.  ISSUE DATE; MATURITY.

     The Debentures shall be issued as of the date hereof; and the Stated Maturity of the principal amount of the Debentures shall be March 18, 2051 (the "ORIGINAL STATED MATURITY"), unless a Remarketing occurs, in which event the Stated Maturity shall be reset in connection with a Remarketing to 93 days following the Remarketing Settlement Date (such date, the "RESET PRINCIPAL MATURITY").

SECTION 2.3.  PERCENTAGE OF PRINCIPAL AMOUNT; DISCOUNT SECURITIES.

     The Debentures will be issued at 70.26% of their aggregate principal amount. The Debentures will be issued as Discount Securities.

SECTION 2.4. PLACE OF PAYMENT AND SURRENDER FOR REGISTRATION OF TRANSFER.

     Payment of principal of (and premium, if any) and interest on Debentures shall be made, the transfer of Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like principal amount at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Payment of any principal (and premium, if any) and interest on Debentures issued as Global Debentures shall be payable by the Company through the Paying Agent to the Depositary in immediately available funds. At the Company's option, interest on Debentures issued in physical form may be payable by (i) a U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar not later than the relevant record date by a Holder of a principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

SECTION 2.5.  REGISTERED SECURITIES; FORM; DENOMINATIONS; DEPOSITARY.

     (a) The Debentures shall be issued in fully registered form as Registered Securities and shall be initially issued in the form of one or more permanent Global Notes (the "GLOBAL DEBENTURES"), in the form of Exhibit A hereto. The Debentures shall not be issuable in bearer form. The terms and provisions contained in the form of Debenture shall constitute, and are hereby expressly made, a part of the Indenture and, the Company, and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b) If distributed to holders of Trust Securities in connection with the involuntary or voluntary dissolution of the Trust:

          (i) With respect to Preferred Securities held in global form, Debentures in definitive form, if any, may be presented to the Trustee by the Property Trustee in exchange for a Global Debenture in an aggregate principal amount at maturity equal to all Outstanding Debentures. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount at maturity and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and deliver the same to the Depositary for credit to Clearing Agency Participants.

          (ii) If any Preferred Securities are held in definitive form, the Debentures in definitive form may be presented to the Trustee by the Property Trustee, and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the depositary for the Preferred Securities or its nominee ("NON BOOK-ENTRY PREFERRED SECURITIES") will be deemed to represent beneficial ownership interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Debenture registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount at maturity that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

     (c) The Debentures shall be issued in denominations of $50 and whole multiples thereof.

SECTION 2.6.  INTEREST.

     (a) Each Debenture will bear interest at a rate per annum of (i) 5.75% (the "COUPON RATE") of the principal amount at maturity of $50 per Debenture from and including December 18, 2001 to, but excluding, (A) in the event that there is no Remarketing, the Original Stated Maturity or (B) in the event of a Remarketing (whether or not successful), the Remarketing Settlement Date, (ii) at the Reset Rate of the Accreted Value of the Debenture from, and including, the Remarketing Settlement Date (whether or not the Remarketing is successful) to, but excluding, the Reset Principal Maturity, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing on March 15, 2002.

     (b) Interest not paid on the scheduled Interest Payment Date will accrue and compound quarterly at, prior to the Remarketing Settlement Date, the Coupon Rate and, on or after the Remarketing Settlement Date, the Reset Rate, as the case may be.

     (c) The Regular Record Dates for the Debentures shall be:

          (i) as long as the Debentures are represented solely by a Global Debenture, the Business Day preceding the corresponding Interest Payment Date; or

          (ii) if the Debentures are issued in definitive form, at least one Business Day prior to the corresponding Interest Payment Date.

     (d) The amount of interest payable on the Debentures for any period will be computed:

          (i) for any full 90-day quarterly period, on the basis of a 360-day year of twelve 30-day months;

          (ii) for any period shorter than a full 90-day quarterly period, on the basis of a 30-day month; and

          (iii) for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in the 30-day month.

     In the event that any date on which interest is payable on the Debentures is not a Business Day, payment of the interest payable on such date will be made on the next day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, such payment will be made on the preceding Business Day with the same force and effect as if made on the date such payment was originally payable.

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

     (e) In connection with a Remarketing, the Company shall establish a Special Record Date on which it shall pay the Holders accrued and unpaid interest to, but excluding, the Remarketing Settlement Date.

SECTION 2.7.  OPTIONAL DEFERRAL OF INTEREST.

     (a) As long as no Event of Default has occurred and is continuing, and as long as a Failed Remarketing has not occurred, the Company shall have the right, under the Indenture at any time and from time to time, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures for a period (each, an "EXTENSION PERIOD") not exceeding 20 consecutive quarters, during which Extension Period no interest shall be due and payable on the Debentures, provided that, no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Original Stated Principal Maturity or the Reset Principal Maturity as the case may be. Upon the occurrence of a Failed Remarketing, any such Extension Period shall terminate. Despite any such deferral, interest on the Debentures shall continue to accrue with additional interest thereon (to the extent permitted by applicable law) at the Coupon Rate or the Reset Rate, as applicable, compounded quarterly during any such Extension Period ("COMPOUNDED INTEREST"). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that, any such Extension Period, together with all such previous and further extensions of such Extension Period, may not exceed 20 consecutive quarters or extend beyond the Reset Principal Maturity or end on a date other than an Interest Payment Date. At the termination of any Extension Period, the Company shall pay all interest on the Debentures then accrued and unpaid, plus Compounded Interest, if any, on the earlier of the next succeeding Interest Payment Date or the Reset Principal Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company shall not be required to make payment of interest during an Extension Period, except at the termination thereof.

     (b) During an Extension Period, the Company may not violate the covenants set forth in Section 4.1 of this First Supplemental Indenture.

     (c) The procedure the Company must follow to exercise its option to defer payments of interest on the Debentures for an Extension Period shall be as follows:

          (i) If the Property Trustee shall be the only holder of the Debentures, the Company shall give notice of its election of such Extension Period to the Property Trustee, the Administrative Trustees and the Trustee at least one Business Day prior to the earlier of:

               (A) the next date on which Distributions on the Preferred Securities are payable; or

               (B) the date the Administrative Trustees are required to give notice of the record date or the date such Distributions are payable for the first quarter of such Extension Period to (x) any national stock exchange or other organization on which the Preferred Securities are listed or quoted, if any, or (y) the holders of the Preferred Securities; or

          (ii) If the Property Trustee shall not be the holder of the Debentures, the Company shall give notice of its election of such Extension Period to the Holders at least ten Business Days prior to the earlier of:

               (A) the Interest Payment Date for the first quarter of such Extension Period; or

               (B) the date on which the Company is required to give notice of the record date or the payment date of such related interest payment for the first quarter of such Extension Period to (x) any national stock exchange or other organization on which the Debentures are listed or quoted, if any, or (y) the Holders.

          (iii) The Company shall pay all deferred interest and Compounded Interest on the Debentures prior to the exercise of its right to cause Redemption of Warrants and a consequent Remarketing of the Debentures or the Preferred Securities.

SECTION 2.8.  NO RIGHT TO OPTIONAL REDEMPTION BY THE COMPANY.

     (a) The Company shall have no right to redeem the Debentures at its option.

SECTION 2.9.  LIMITED RIGHT TO REQUIRE REPURCHASE OF DEBENTURES.

     (a) In the event a holder of a Unit exercises a Warrant on a date other than one in connection with an exercise in lieu of Redemption of such Warrant pursuant to Section 5.01 of the Warrant Agreement and elects to exercise its Repurchase Right, the Company shall be required to repurchase at the Repurchase Price, on the applicable Required Repurchase Date, Debentures having a principal amount at maturity equal to the aggregate stated liquidation amount of the exchanged Preferred Securities.

     (b) No less than three Business Days prior to the applicable Required Repurchase Date:

          (i) if the Preferred Securities to be exchanged are represented by a Global Preferred Security, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, transfer to the Exchange Agent Debentures having an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of the Preferred Securities for which, pursuant to the Declaration, the necessary endorsement to the "Schedule of Increases or Decreases in Global Preferred Security" attached to the Global Preferred Security was made to reduce the amount of Preferred Securities represented thereby; and

          (ii) if the Preferred Securities to be exchanged are represented by Definitive Preferred Securities, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, deliver to such Holder definitive Debentures having an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of the Preferred Securities of such Holder which, pursuant to the Declaration, were presented by such Holder to the Property Trustee for cancellation.

     (c) On the applicable Required Repurchase Date, the Company shall repurchase the Debentures which were the subject of an exchange notice received by the Company by paying the Repurchase Price in immediately available funds, directly to the selling Holder.

     (d) The provisions of Section 2.9(e), (f) and (g) shall become effective only upon a distribution of Debentures upon dissolution, liquidation or termination of the Trust which occurs prior to exercise by a Holder of the Repurchase Right.

     (e) Upon the exercise of Warrants by a holder of Units on a date other than one in connection with an exercise in lieu of a Redemption, such Holder shall have the Repurchase Right, on the next Required Repurchase Date which is no less than 93 days following the exercise date of such Warrants, to require the Company to repurchase Debentures which were components of such Units at the Repurchase Price on the applicable Required Repurchase Date.

     (f) To exercise its Repurchase Right, a Unit holder shall:

          (i) provide the Administrative Trustees and the Company with notice of its election to exercise its Repurchase Right no less than 30 days prior to the Required Repurchase Date on which such repurchase is to be effected;

          (ii) specify the amount of Debentures to be purchased; and

          (iii) certify to the Company that such holder (A) has exercised the Warrants that are held pursuant to the Unit Agreement, and (B) is the beneficial owner of such Debentures.

     (g) On the applicable Required Repurchase Date, the Company shall repurchase the Debentures which were the subject of a notice received by the Debenture Issuer pursuant to Section 2.9 (f) by paying the Repurchase Price to the selling Holder.

SECTION 2.10.  CHANGE OF CONTROL RIGHT TO REQUIRE REPURCHASE OF DEBENTURES.

     (a) In the event a Change of Control occurs and the holder of a Unit or the holder of a Trust Security, as the case may be, elects to exercise its Change of Control Repurchase Right, the Company shall be required to repurchase at the Change of Control Repurchase Price on the Change of Control Repurchase Date, Debentures having an Accreted Value on the date of exchange equal to the Accreted Value of the exchanged Preferred Securities.

     (b) No less than three Business Days prior to the Change of Control Repurchase Date (which shall not be later than 138 days immediately following the Change of Control Notice Date):

          (i) if the Preferred Securities to be exchanged are represented by a Global Unit Certificate or a Global Preferred Security, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, transfer to the Exchange Agent Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities for which, pursuant to the Declaration, the necessary endorsement to the "Schedule of Increases or Decreases in Global Preferred Security" attached to the applicable global security was made to reduce the amount of Preferred Securities represented thereby; and

          (ii) if the Preferred Securities to be exchanged are represented by Definitive Units or Definitive Preferred Securities, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, deliver to such Holder definitive Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities of such Holder which, pursuant to the Declaration, were presented by such Holder to the Property Trustee for cancellation.

     (c) On the Change of Control Repurchase Date, the Company shall repurchase the Debentures which were the subject of an exchange notice received by the Company by paying the Change of Control Repurchase Price in immediately available funds, directly to the selling Holder.

     (d) The provisions of Section 2.10(e), (f), (g), (h) and (i) shall become effective only upon a distribution of Debentures upon dissolution, liquidation or termination of the Trust which occurs prior to exercise by a Holder of the Change of Control Repurchase Right.

     (e) Upon the occurrence of a Change of Control, each Holder of Debentures shall have a Change of Control Repurchase Right to require the Company to repurchase such Debentures at the Change of Control Repurchase Price on the Change of Control Repurchase Date.

     (f) Within 30 days after the occurrence of a Change of Control, the Company shall give notice of a Change of Control to each Holder of a Debenture or a Unit of the transaction that constitutes the Change of Control, identifying such transaction as constituting a Change of Control, identifying the CUSIP number of the Debentures and setting forth the resulting Change of Control Repurchase Right.

     (g) To exercise its Change of Control Repurchase Right, a Holder of Debentures shall:

          (i) provide the Company with irrevocable notice of its election to exercise its Change of Control Repurchase Right on or prior to the 30th day after the Change of Control Notice Date; and

          (ii) specify the amount of Debentures as to which it is exercising its Change of Control Repurchase Right.

     (h) On the Change of Control Repurchase Date, the Company shall repurchase the Debentures which were the subject of a notice received by the Company pursuant to Section 2.10(g) at the Change of Control Repurchase Price.

     (i) The Company shall comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent that such laws and regulations are applicable in connection with any repurchase of Debentures pursuant to a Change of Control Repurchase Right.

     (j) Other than as set forth in this First Supplemental Indenture and the Debentures, the Company shall not be obligated to redeem, purchase or offer to purchase the Debentures, and, in no event shall any sinking fund provision apply to the Debentures.

SECTION 2.11. DISTRIBUTION OF DEBENTURES IN EXCHANGE FOR TRUST SECURITIES UPON THE DISSOLUTION OF THE TRUST.

     (a) The Administrative Trustees may, at any time subject to Section 2.11(b), dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures held by the Property Trustee to be distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust on a Pro Rata basis, upon not less than 30 nor more than 60 days notice, within the 93 Day Period, and, in exchange for a Like Amount of the Securities of the Trust on a Pro Rata basis.

     (b) The dissolution of the Trust and distribution of the Debentures pursuant to Section 2.11(a) shall be permitted only upon satisfaction of the following two conditions:

          (i) the receipt by the Administrative Trustees of a No Recognition Opinion; provided that if a Special Event occurs and the Administrative Trustees are informed by an independent counsel that such counsel cannot deliver a No Recognition Opinion to the Trust, and thus a dissolution of the Trust and distribution of the Debentures shall not be permitted, the Company shall have the right to cause a Remarketing of the Preferred Securities as set forth in the Trust Agreement within the 93 Day Period

          (ii) the receipt by the Administrative Trustees of the prior written consent of the Company.

     (c) A Debenture Distribution Notice, which notice shall be irrevocable, shall be given by the Trust by mail to each holder of Trust Securities not fewer than 30 nor more than 60 days before the date of distribution of the Debentures. A Debenture Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to such holders. No defect in the Debenture Distribution Notice or in the mailing of the Debenture Distribution Notice with respect to any holder of Trust Securities shall affect the validity of the exchange proceedings with respect to any other holder of Trust Securities.

     (d) On and from the date fixed by the Property Trustee for any distribution of Debentures and liquidation of the Trust:

          (i) the Trust Securities no longer shall be deemed to be outstanding, provided that, if a Debenture Distribution Notice has been waived and on the date set for such distribution, the Debentures are not so exchanged for the Trust Securities and distributed to the holders of Trust Securities, then such Trust Securities shall be deemed to continue to be outstanding, and the Holders shall have all rights they otherwise would have had if such Debenture Distribution Notice had not been sent, including the right to Distributions on the Trust Securities;

          (ii) with respect to Preferred Securities held in global form, the Depositary or its nominee (or any successor Depositary or its nominee), as the holder of the Preferred Securities, will receive a Global Debenture representing the Debentures to be delivered upon such distribution; and

          (iii) any certificates representing Trust Securities not held by the Depositary or its nominee (or any successor Depositary or its nominee) shall be deemed to represent Debentures having an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities, until such certificates are presented for cancellation, at which time the Company shall issue, and the Trustee shall authenticate, a definitive certificate representing such Debentures.

     (e) In the event of a dissolution of the Trust and a distribution of the Debentures, (i) the Company shall have the same right, and shall be subject to the same terms and conditions, to cause a Remarketing of the Debentures as the Company has and is subject to under Section 6.6 of the Declaration to cause a Remarketing of the Preferred Securities and (ii) the Holder of the Debentures shall have the same rights, and shall be subject to the same terms and conditions as they had with respect to the Preferred Securities, including the right to exercise a Repurchase Right and Change of Control Right with respect to the Debentures.

SECTION 2.12.  EVENTS OF DEFAULT.

     (a) Section 5.1 of the Base Indenture is hereby supplemented by deleting clauses (1) and (2) thereof and adding the following additional Events of
Default:

          (i) the Company defaults in the payment of the principal of (or premium, if any) on any of the Debentures when it becomes due and payable at Reset Principal Maturity, upon exercise of a Repurchase Right, upon exercise of a Change of Control Repurchase Right or otherwise, whether or not such payment is prohibited by the subordination provisions of Article V of this First Supplemental Indenture; or

          (ii) the Company defaults in the payment of interest on any of the Debentures when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; provided, however, that a valid Extension Period does not constitute a default in the payment of interest.

          (iii) the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with:

               (A) the distribution of the Debentures held by the Trust to the holders of the Trust Securities in liquidation of their interests in the Trust;

               (B) the redemption of all of the outstanding Trust Securities; or

               (C) a merger, consolidation, conversion, amalgamation, replacement or other transaction involving the Trust that is permitted under Section 11.5 of the Declaration.

SECTION 2.13.  SUPPLEMENTAL INDENTURES.

     (a) Section 11.2 of the Base Indenture is hereby supplemented by adding the following additional provision as clause (2)(a) thereof:

          (1) change the time of payment of any installment, the Repurchase Right or the Change of Control Repurchase Right, or reduce the Repurchase Price, if applicable, or Change of Control Repurchase Price, if applicable, of any Debenture.

     (b) Article IX of the Base Indenture shall apply to the Debentures except that the percentage of Holders which are entitled to request the Trustee to call a meeting of the Holders of Debentures for any purpose pursuant to Section 9.3 of the Base Indenture shall be 20%, rather than 10%, as specified in such
Section 9.3.

SECTION 2.14.  DEFEASANCE.

     The defeasance provisions of Article XV of the Base Indenture shall apply to the Debentures; provided that, notwithstanding any defeasance of the Debentures, the Company shall continue to have the right to cause a Remarketing of the Debentures so long as the amounts required to be deposited with the Trustee as trust funds, in trust, pursuant to such Article, as of the Remarketing Settlement Date have been so deposited as required by such date, provided that any assets in such trust not needed to satisfy the Company's obligations with respect thereto through the Reset Principal Maturity, shall be promptly returned to the Company after the Remarketing Settlement Date by the Trustee pursuant to Section 15.4 of the Base Indenture.

SECTION 2.15.  TRUST ASSETS.

     The Debentures, on the date hereof, pursuant to the terms hereof and the Declaration, will be deposited as trust assets in the Trust.

SECTION 2.16.  DESIGNATION OF DEPOSITARY.

     (a) Initially, the Depositary for the Debentures will be The Depository Trust Company. The Global Debentures will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees.

SECTION 2.17.  CONVERSION.

     The Debentures will not be convertible into shares of Common Stock or any other security.

SECTION 2.18.  DEFINITIVE FORM OF DEBENTURES.

     The Debentures will be issued in definitive form only under the limited circumstances set forth in Section 3.4(c) of the Base Indenture.

SECTION 2.19.  COMPANY REPORTS.

     The provisions of Section 7.4 of the Base Indenture relating to the nature, content and date for reports by the Company to the Holders shall apply to the Debentures.

SECTION 2.20.  OTHER.

     (a) The provisions contained in Articles XIII, XIV, XVI and XVIII of the Base Indenture and the definition of "Senior Indebtedness" in Section 1.1 of the Base Indenture shall not apply to the Debentures.

     (b) RGA intends to treat and holders of the Debentures, by accepting a beneficial ownership interest in the Debentures, agree to treat the Debentures as debt for U.S. federal income tax and all other purposes.

                                   ARTICLE III

                                    EXPENSES

SECTION 3.1.  PAYMENT OF EXPENSES.

     In addition to the Company's other payment and reimbursement obligations contained in the Base Indenture, in connection with the offering, sale and issuance of the Debentures to the Trust in connection with the sale of the Trust Securities by the Trust, the Company, as borrower, shall:

     (a) pay for all fees and expenses relating to the offering, sale and issuance of the Debentures, including compensation to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

     (b) pay for all fees and expenses of the Trust, including, but not limited to, fees and expenses relating to the organization and maintenance of the Trust, the offering, sale and issuance of the Trust Securities (including compensation to the Underwriters payable pursuant to the Underwriting Agreement in connection therewith); the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Administrative Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;

     (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes), duties, assessments or governmental charges of whatever nature imposed on the Trust by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 3.2.  ENFORCEABLE OBLIGATION TO PAY TRUST EXPENSES.

     The obligations of the Company set forth in Section 3.1 are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each a "CREDITOR") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary to give full effect to the foregoing.

                                   ARTICLE IV

                                    COVENANTS

     Article XII of the Base Indenture is hereby supplemented by the following additional covenants of the Company:

SECTION 4.1.  COVENANTS IN THE EVENT OF AN EXTENSION PERIOD.

     If the Company exercises its right to defer payments of interest on the Debentures and to commence an Extension Period pursuant to Section 2.7 of this First Supplemental Indenture, the Company shall not (and shall not permit any of its subsidiaries to):

     (a) declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, other than:

          (i) purchases of capital stock of the Company in connection with any employee or agent benefit plans or the satisfaction by the Company of its obligations under any contract or security outstanding on such date requiring the Company to purchase the capital stock of the Company or under any dividend reinvestment plans;

          (ii) in connection with the reclassification of any class or series of capital stock of the Company or the exchange or the conversion of one class or series of the capital stock of the Company for or into another class or series of the capital stock of the Company;

          (iii) the purchase of fractional interests in shares of the capital stock of the Company in connection with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

          (iv) dividends or distributions in capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock of the Company;

          (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a shareholder rights agreement; and

          (vi) repurchases of capital stock of the Company in connection with any acquisitions of businesses made by the Company (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

     (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior in interest to the Debentures; or

     (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company, if such guarantee ranks pari passu with or junior in interest to the Debentures other than any payments under the Guarantee.

SECTION 4.2.  ADDITIONAL COVENANTS RELATING TO THE TRUST.

     Section 12.6 of the Base Indenture shall be superseded by this Section 4.2:

     For as long as the Preferred Securities remain outstanding, the Company will.

     (a) maintain, directly or indirectly, l00% ownership of the Common Securities; provided, however, that any permitted successor of the Company pursuant to Article X of the Base Indenture may succeed to the Company's ownership of such Common Securities;

     (b) cause the Trust to (i) remain a Delaware statutory business trust, except in connection with the distribution of the Debentures to the holders of Trust Securities, the redemption of all of the Securities, or mergers, consolidations, conversions or amalgamations pursuant to Section 11.5 of the Declaration, as permitted by the Declaration, (ii) not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the Declaration and otherwise to cause the Trust to be classified as a grantor trust for United States federal income tax purposes;

     (c) not take any action that would cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; and

     (d) use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" required to be registered under the Investment Company Act.

SECTION 4.3.  COVENANT IN EVENT OF DISTRIBUTION OF DEBENTURES.

     If the Debentures are to be distributed to the holders of the Preferred Securities and Common Securities upon dissolution of the Trust, the Company shall perform all acts and take all actions necessary to facilitate the distribution of the Debentures pursuant to Section 6.10 of the Declaration (including, without limitation, making the Debentures eligible for payment through the Depositary).

                                    ARTICLE V

                                  SUBORDINATION

     Article XVII of the Base Indenture shall be applicable to the Debentures except that the definition of "Senior Indebtedness" for all purposes of Article XVII of the Base Indenture shall mean the principal of, premium, if any, and interest on (i) all indebtedness of the Company, whether outstanding on the date hereof or hereafter created, incurred or assumed that is for borrowed money, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) all obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles, (iii) any indebtedness of any other Person of the kind described in the preceding clause
(i) for the payment of which the Company is responsible or liable as guarantor or otherwise, and (iii) amendments, renewals, extensions and refundings of any such indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (B) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Debentures and
(C) obligations by the Company owed to its subsidiaries.

                                   ARTICLE VI

                      RIGHTS OF HOLDERS OF TRUST SECURITIES

     Article XIX of the Base Indenture shall be superseded by this Article VI.

SECTION 6.1.  PROPERTY TRUSTEE'S RIGHTS.

     The Company acknowledges and agrees that, if any Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Debentures, will have the right under the Indenture to declare the principal, the Repurchase Price, if applicable, and the Change of Control Repurchase Price, if applicable, of and interest (including any Compounded Interest, if any) on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable pursuant to Section 5.2 of the Base Indenture and to enforce its other rights as a creditor with respect to the Debentures.

SECTION 6.2. TRUST SECURITY HOLDERS' RIGHTS.

         Notwithstanding any other provision of the Indenture, if any Event of Default shall occur and be continuing and the Property Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Debentures fail to declare the principal, Repurchase Price, if applicable, and Change of Control Repurchase Price, if applicable, of and interest (including any Compounded interest, if any) on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable pursuant to Section 5.2 of the Base Indenture, the holders of 25% in stated liquidation amount shall have the right to make such declaration. Notwithstanding any other provision of the Indenture, if the Property Trustee fails to enforce its rights under the Debentures after a holder of Trust Securities has made a written request as contemplated by Section 6.11(c) of the Declaration, the holders of Trust Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity.

SECTION 6.3. DIRECT ACTION.

         Notwithstanding any other provision of the Indenture, for as long as any Trust Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal, the Repurchase Price, if applicable, and the Change of Control Repurchase Price, if applicable, of and interest (including any Compounded Interest, if any) on the Debentures on the date any such amounts are otherwise payable, any holder of Trust Securities may institute a proceeding directly against the Company (a "DIRECT ACTION") to enforce payment to such holder of such amounts with respect to the Debentures having an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of the Trust Securities of such holder on or after the respective due date specified in the Debentures; provided that such holder shall first have made a written request therefor in accordance with Section 6.11(c) of the Declaration.

SECTION 6.4. PAYMENTS PURSUANT TO DIRECT ACTIONS.

         The Company shall have the right to set off against its obligations to the Trust, as Holder, any payment made to a holder of Trust Securities in connection with a Direct Action.

                                  ARTICLE VII
                                  REMARKETING

SECTION 7.1. EFFECTIVENESS OF THIS ARTICLE.

         Except for Section 7.2(a) and 7.2(b), this Article VII shall become effective only upon a distribution of the Debentures upon dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, this Article VII (except for Section 7.2(a) and 7.2(b)) shall have no effect.

SECTION 7.2. REMARKETING.

         (a) In connection with a Remarketing of the Preferred Securities:

                  (i) upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Settlement Date shall become due on the date which is 93 days following the Remarketing Settlement Date;

                  (ii) on the Remarketing Settlement Date, the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate on the Accreted Value of the Securities that is determined pursuant to the Remarketing of the Preferred Securities;

                  (iii) on the Remarketing Settlement Date, interest accrued and unpaid on the Debentures from and including the immediately preceding Interest Payment Date to, but excluding, the Remarketing Settlement Date shall be payable to the Holders of the Debentures as of the Special Record Date;

                  (iv) the Company may only cause a Remarketing upon a Trading Remarketing Event or a Legal Cause Remarketing Event if it redeems the Warrants upon a Redemption or, if there is no Redemption, on the Expiration Date and if a Redemption occurs or the Warrants expire, then the Company shall be required to cause a Remarketing as set forth below;

                  (v) in connection with a Remarketing upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Company shall be obligated to redeem the Warrants on the Remarketing Settlement Date at a redemption price per Warrant equal to the Warrant Redemption Amount as of the end of the day next preceding the Remarketing Settlement Date; and

                  (vi) on and after the Remarketing Date, the Warrants shall be exercisable at the Exercise Price in lieu of Redemption.

Other than in connection with a Remarketing, as set forth herein, the Company shall not have the right to redeem or shorten the maturity of the Debentures.

         (b) In connection with a Remarketing of the Preferred Securities and at any time thereafter, a holder may exchange its Preferred Securities for its pro rata share of Debentures. In such event, the Administrative Trustees shall cause Debentures held by the Property Trustee, having an aggregate Accreted Value equal to the aggregate Accreted Value of the Preferred Securities purchased by such holder and having the same record date for payment as the Preferred Securities and with accrued and unpaid interest equal to the accumulated and unpaid Distributions on the Preferred Securities purchased by such holder, to be distributed to such purchaser in exchange for such Holders' pro rata interest in the assets of the Trust. In such event, the Debentures held by the Trust shall decrease by the amount of Debentures delivered to the purchaser of such Preferred Securities.

         (c) The proceeds from the Remarketing of the Debentures shall be paid to the selling Holders, provided that, upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the proceeds from the Remarketing of the Debentures that are held pursuant to the Unit Agreement for which the holders of such Units have elected to exercise their Warrants shall be paid directly to the Warrant Agent on behalf of Holders to satisfy in full the Exercise Price of the Warrants held by such holders.

         (d) Upon the occurrence of a Trading Remarketing Event, the Company may elect to cause a Remarketing of the Debentures and select a Remarketing Date, provided that the following conditions precedent are satisfied:

                  (i) as of the date of which the Company elects to cause a Remarketing of the Debentures, the Closing Price of a share of the Common Stock exceeds and has exceeded for at least 20 Trading Days within the immediately preceding 30 consecutive Trading Days, $47.97 per share, subject to adjustment as provided in the Warrant Agreement;

                  (ii) as of the date of which the Company elects to cause a Remarketing of the Debentures and on the Remarketing Settlement Date, no Event of Default or deferral of interest payments to Holders of the Debentures shall have occurred and be continuing;

                  (iii) as of the date of which the Company elects to cause a Remarketing of the Debentures and on the Remarketing Settlement Date, a registration statement covering the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or the issuance and sale (and resale) of Common Stock to the holders of Warrants upon exercise of such Warrants shall be exempt from the registration requirements of the Securities Act; and

                  (iv) on the Remarketing Date, the Legal Requirements shall have been satisfied.

The settlement of the Remarketing shall occur on the Remarketing Settlement Date, provided that the following conditions precedent are satisfied on the Remarketing Settlement Date:

                           (A) the Warrant Redemption Requirements shall be
                  satisfied; and

                           (B) a redemption of the Warrants of those holders who
                  have not elected to exercise their Warrants on such date shall have been consummated pursuant to the Warrant Agreement.

If any of the foregoing conditions precedent are not satisfied, the Remarketing cannot occur and the contemporaneous redemption of Warrants shall be canceled; provided, however, that if:

                           (x) the Remarketing cannot occur because of a failure
                  to satisfy either the Warrant Redemption Requirements or the Legal Requirements as of or on the relevant date or dates; and

                           (y) the Company is using its best efforts to satisfy
                  such requirements;

the Company shall have the right to cause a Remarketing of the Debentures on a subsequent date which is no later than December 15, 2050, provided that all applicable requirements and conditions precedent (including the timely occurrence of a Trading Remarketing Event) are satisfied.

         (e) Upon the occurrence of a Legal Cause Remarketing Event, the Company may elect to cause a Remarketing of the Debentures and select a Remarketing Date, provided that the following conditions precedent are satisfied:

                  (i) as of the date of which the Company elects to cause a Remarketing of the Debentures and on the Remarketing Settlement Date, no Event of Default or deferral of interest payment shall have occurred and be continuing shall have occurred and be continuing;

                  (ii) as of the date of which the Company elects to cause a Remarketing of the Debentures and on the Remarketing Settlement Date, a registration statement covering the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or the issuance and sale (and resale) of Common Stock to the holders of Warrants upon exercise of such Warrants shall be exempt from the registration requirements of the Securities Act; and

                  (iii) on the Remarketing Date, the Legal Requirements shall have been satisfied.

The settlement of the Remarketing shall occur on the Remarketing Settlement Date, provided that the following conditions precedent are satisfied on the Remarketing Settlement Date:

                           (A) the Warrant Redemption Requirements shall be
                  satisfied; and

                           (B) a redemption of the Warrants of those holders who
                  have not elected to exercise their Warrants on such date shall have been consummated pursuant to the Warrant Agreement.

If any of the foregoing conditions precedent are not satisfied, the Remarketing cannot occur and the contemporaneous redemption of Warrants shall be canceled; provided, however, that if:

                           (x) the Remarketing cannot occur because of a failure
                  to satisfy either the Warrant Redemption Requirements or the Legal Requirements as of or on the relevant date or dates; and

                           (y) the Company is using its best efforts to satisfy
                  such Requirements;

the Company shall have the right to cause a Remarketing of the Debentures on a subsequent date which is no later than December 15, 2050, provided that all applicable requirements and conditions precedent (including the timely occurrence of a Legal Cause Remarketing Event) are satisfied.

         (f) On the Maturity Remarketing Date, if not previously Remarketed, a Remarketing of the Debentures shall occur, provided that on such date, the Legal Requirements (to the extent applicable) shall have been satisfied.

         If, for any reason, a Remarketing of the Debentures does not occur on the Maturity Remarketing Date, the Company shall cause notice thereof to be given all Holders of the Debentures (whether or not held pursuant to the Unit Agreement) prior to the close of business on the following Business Day. In such event:

                  (i) the rate of interest per annum on the Accreted Value of the Debentures (which Accreted Value, on the Maturity Remarketing Settlement Date, shall be equal to the principal amount of the Debentures) shall become the Reset Rate; and

                  (ii) the Company no longer shall have the option to defer payments of interest on the Debentures.

         (g) Upon the occurrence of a Trading Remarketing Event or a Legal Cause Remarketing Event and the election by the Company to cause a Remarketing of the Debentures, or upon the Maturity Remarketing Date, as long as the Debentures are evidenced by Global Debentures, deposited with the Depositary, the Company shall request, not later than three nor more than 17 Business Days prior to the Remarketing Date (subject to extension pursuant to any applicable TO Extension in connection with the related Redemption) that the Depositary notify the Holders of the Debentures of the Remarketing of the Debentures and of the procedures that must be followed if such Holder of Debentures or holder of Units wishes to opt not to participate in the Remarketing of the Debentures. In connection with a Trading Remarketing Event or a Legal Cause Remarketing Event and the election by the Company to cause a Remarketing of the Debentures, the Company shall (1) cause written notice of the Remarketing to be furnished to holders of the Units and of the Debentures at the same time as it furnishes notice of the related Redemption to such holders and (2) select a Remarketing Date not less than three or more than 17 Business Days (subject to extension pursuant to any TO Extension in connection with the related Redemption) after written notice is given to holders of the Units and the Debentures.

         (h) Upon the occurrence of a Remarketing Event, all of the Debentures (excluding the Debentures as to which the Holders thereof have opted not to participate in the Remarketing (but including Debentures that are not held pursuant to the Unit Agreement)) shall be remarketed by the Remarketing Agent. Not later than 5:00 p.m. (New York City time) on the Business Day preceding the Remarketing Date, each Holder of Debentures may elect not to have the Debentures held by such Holder remarketed in the Remarketing. Holders of Debentures that are not held pursuant to the Unit Agreement shall give such notice to the Trustee, and Holders of Debentures that are held pursuant to the Unit Agreement shall give such notice to the Unit Agent. Holders of Debentures that are not held pursuant to the Unit Agreement and holders of Debentures that are held pursuant to the Unit Agreement that do not give notice of their intention not to participate in the Remarketing shall be deemed to have consented to the disposition of their Debentures in the Remarketing. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is determined pursuant to the Remarketing.

         Not later than 5:00 p.m. (New York City time) on the Business Day preceding the Remarketing Date, the Trustee and the Unit Agent, as applicable, based on the notices received by it prior to such time, shall notify the Trust, the Company and the Remarketing Agent of the aggregate principal amount at maturity of Debentures to be tendered for purchase in the Remarketing.

         (i) The right of each Holder to have Debentures tendered for purchase shall be limited to the extent that:

                  (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement;

                  (ii) the Remarketing Agent is able to find a purchaser or purchasers for the Debentures deemed tendered; and

                  (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

         (j) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket the Debentures deemed tendered for purchase at a price at least equal to:

                  (i) in connection with a Remarketing upon a Trading Remarketing Event or a Legal Cause Remarketing Event, 100% of the aggregate Accreted Value as of the end of the day on the day next preceding the Remarketing Settlement Date, and

                  (ii) on the Maturity Remarketing Date, 100% of the aggregate principal amount at maturity.

         (k) If, as a result of the efforts described in 6.2(j), the Remarketing Agent determines that it will be able to remarket all of the Debentures deemed tendered for purchase at the purchase price set forth in Section 7.2(j) prior to 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of 1% per annum) that the Remarketing Agent reasonably determines, in good faith after consultation with the Company, to be the lowest rate per annum that will enable it to remarket all of the Debentures deemed tendered for Remarketing.

         (l) If none of the Holders of the Debentures or the holders of the Units elects to have their Debentures remarketed in the Remarketing, the Reset Rate shall be the rate reasonably determined by the Remarketing Agent, in good faith after consultation with the Company, as the rate that would have been established had a Remarketing been held on the Remarketing Date, and the related modifications to the others terms of the Debentures shall be effective on the Remarketing Settlement Date.

         (m) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Debentures deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone (promptly confirmed in writing) the Depositary, the Property Trustee, the Trustee, and the Administrative Trustees on behalf of the Trust and the Company. The Company shall then cause notice of the Failed Remarketing to be given to the Holders of the Debentures prior to the close of business on the Business Day following the Failed Remarketing Date. In the event of a Failed
Remarketing:

                  (i) the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Settlement Date shall become due on the date which is 93 days following the Remarketing Settlement Date;

                  (ii) beginning on the Remarketing Settlement Date, the rate of interest per annum on the Accreted Value of the Debentures shall become 10.25% per annum; and

                  (iii) the Company no longer shall have the option to defer payments of interest on the Debentures.

Notwithstanding a Failed Remarketing, subject to the satisfaction of the Legal Requirements, the Warrants shall be redeemed at the Warrant Redemption Amount and holders of Warrants shall have the option to exercise their Warrants in lieu of such Redemption, as provided in the Unit Agreement and the Warrant Agreement.

         (n) By approximately 4:30 p.m. (New York City time) on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing):

                  (i) the Depositary, the Property Trustee, the Trustee, the Trust and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount at maturity of Debentures sold in the Remarketing;

                  (ii) each purchaser (or the Depositary participant thereof) of the Reset Rate and the aggregate principal amount at maturity of Debentures such purchaser is to purchase; and

                  (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Depositary.

         (o) In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Debenture deemed tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures delivered by book-entry as necessary to effect purchases and sales of such Debentures. The Depositary shall make payment in accordance with its normal procedures.

         (p) If any Holder of the Debentures selling such Debentures (or any holder of Units selling the Debentures that are held pursuant to the Unit Agreement) in the Remarketing fails to deliver such Debentures, the Depositary participant of such selling Holder and of any other Person that was to have purchased Debentures in the Remarketing may deliver to any such other

Person an aggregate principal amount at maturity of Debentures that is less than the aggregate principal amount at maturity of Debentures that otherwise was to be purchased by such Person. In such event, the aggregate principal amount at maturity of Debentures to be so delivered shall be determined by such Depositary participant, and delivery of such aggregate principal amount at maturity of Debentures shall constitute good delivery.

         The right of each holder to have Debentures tendered for purchase will be limited to the extent that: (1) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Declaration, the Indenture and the Remarketing Agreement; (2) the Remarketing Agent is able to find a purchaser or purchasers for tendered Debentures; and (3) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

         (q) The Remarketing Agent is not obligated to purchase any Debentures that otherwise would remain unsold in the Remarketing. None of the Trust, any Trustee, the Company or the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Debentures for Remarketing.

         (r) Under the Remarketing Agreement, the Company shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, and the Trust shall not have any liabilities for such costs and expenses.

         (s) The tender and settlement procedures set forth in this Section 7.2, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and remarketing of the Debentures in definitive form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

                                  ARTICLE VIII
                                 MISCELLANEOUS


SECTION 8.1. RATIFICATION OF INDENTURE.

         This Indenture, as supplemented and amended by this First Supplemental Indenture, is ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. If any provision of this First Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this First Supplemental Indenture shall control.

SECTION 8.2. TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 8.3. GOVERNING LAW.

         This First Supplemental Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.4. SEVERABILITY.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 8.5. COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 8.6. SUCCESSORS AND ASSIGNS.

         All covenants and agreements in the Indenture by the Company shall bind its successors and assigns, whether expressed or not. The Company will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of its respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture may not otherwise be assigned by the parties thereto.

SECTION 8.7. OTHER.

         Section 6.2 of the Base Indenture, which requires the Trustee to provide Holders with notice of any default under the Indenture, is hereby amended by replacing the number 90 in the first sentence thereof with the number 30, such that the Trustee is required to provide Holders notice of such default within 30 days after the occurrence of any default as otherwise provided in such
Section 6.2.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                REINSURANCE GROUP OF AMERICA, INCORPORATED


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                THE BANK OF NEW YORK,
                                as Trustee


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A

                                FORM OF DEBENTURE

                               [FACE OF DEBENTURE]

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED UNLESS AND UNTIL THIS DEBENTURE IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO REINSURANCE GROUP OF AMERICA, INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREON IS MADE TO THE BANK OF NEW YORK, AS PROPERTY TRUSTEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), AND, EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK, AS PROPERTY TRUSTEE, HAS AN INTEREST HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO RGA CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), AND EXCEPT AS OTHERWISE PROVIDED IN THE DECLARATION, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)



----------
1        Insert in Global Securities only.

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

        5.75% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE DUE 2051

CERTIFICATE NO.: _____                                               $__________
CUSIP NO:  759351 AB5

         This Debenture is one of a duly authorized series of Debt Securities of REINSURANCE GROUP OF AMERICA, INCORPORATED (the "DEBENTURES"), all issued under and pursuant to a Junior Subordinated Indenture dated as of December 18, 2001, duly executed and delivered by REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE"), as supplemented by the Supplemental Indenture thereto dated as of December 18, 2001, between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount at maturity to $231,958,800 (or up to $266,752,650 to the extent the Underwriters' option to purchase an additional $33,750,000 of Units, pursuant to the Underwriting Agreement, is exercised in full).

         The Company, for value received, hereby promises to pay to The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement of the Trust, dated as of December 18, 2001, among the Company, in its capacity as Depositor, the initial Administrative Trustees, The Bank of New York, as Property Trustee, and the Bank of New York (Delaware), as Delaware Trustee, as amended and restated from time to time or its registered assigns, the principal sum of ___________________________ U.S. Dollars ($________) on March 18, 2051
(or such earlier date as determined in connection with a Remarketing) [as increased or decreased as provided for in Schedule A hereto]*.

         Interest Payment Dates: March 15, June 15, September 15 and December 15, commencing on March 15, 2002.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



----------
*        Insert for a Global Debenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed manually or by facsimile by its duly authorized officers under its corporate seal.

                                   REINSURANCE GROUP OF AMERICA, INCORPORATED

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 5.75% Junior Subordinated
Deferrable Interest Debentures due 2051
issued under the within mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
   -------------------------------------
           Authorized Signatory

Dated: December 18, 2001

                             [REVERSE OF DEBENTURE]

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

        5.75% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2051

         To the extent that any rights or other provisions of this Debenture differ from or are inconsistent with those contained in the Indenture, then the Indenture shall control. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Principal and Interest.

         REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), promises to pay interest on the principal amount of this Debenture at the Coupon Rate from and including December 18, 2001, to, but excluding, the Remarketing Settlement Date, and, in the event of a Remarketing, at the Reset Rate of the Accreted Value of this Debenture from, and including, the Remarketing Settlement Date to, but excluding, the Reset Principal Maturity. The Company will pay interest on this Debenture quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each an "Interest Payment Date"), commencing on March 15, 2002. Interest not paid on the scheduled Interest Payment Date will accrue and compound quarterly at, prior to the Remarketing Settlement Date, the Coupon Rate of the principal amount of this Debenture or, after the Remarketing Settlement Date or the Remarketing Settlement Date, as the case may be, the Reset Rate of the Accreted Value of this Debenture, as the case may be.

         Interest on the Debentures shall be computed (i) for any full quarterly 90-day period on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full quarterly 90-day period, on the basis of a 30-day month and (iii) for any period less than a 30-day month, on the basis of the actual number of days elapsed in the 30-day month.

2.       Optional Deferral of Interest.

         As long as no Event of Default has occurred and is continuing, and as long as a Failed Remarketing has not occurred, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures for a period (each, an "EXTENSION PERIOD") not exceeding 20 consecutive quarters, during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Reset Principal Maturity. Upon the occurrence of a Failed Remarketing, any such Extension Period shall terminate. Despite any such deferral, interest on the Debentures shall continue to accrue with additional interest thereon (to the extent permitted by applicable law) at the Coupon Rate or the Reset Rate, as applicable, compounded quarterly during any such Extension Period ("COMPOUNDED INTEREST"). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that, any such Extension Period, together with all such previous and further extensions of such Extension Period, may not exceed 20 consecutive quarters or extend beyond the Original

Principal Maturity, or after a Remarketing Settlement Date, the Reset Principal Maturity, or end on a date other than an Interest Payment Date. At the termination of any Extension Period, the Company shall pay all interest on the Debentures then accrued and unpaid, plus Compounded Interest. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company shall not be required to make payment, if any, during an Extension Period, except at the termination thereof, or as otherwise provided therein.

         The Company shall pay all deferred interest and Compounded Interest on the Debentures prior to the exercise of its right to cause a Remarketing of the Debentures or the Preferred Securities.

         During an Extension Period, the Company shall not (and shall not permit any of its subsidiaries) to make the payments or take any of the actions set forth in Section 4.1 of the Supplemental Indenture.

3.       Method of Payment.

         Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for the payment of such interest. As long as the Debentures are represented by a Global Debenture, the Regular Record Dates for the Debentures shall be the Business Day preceding the corresponding Interest Payment Date. If the Debentures are issued in definitive form, the Regular Record Dates for the Debentures shall be at least one Business Day prior to the corresponding Interest Payment Date.

4.       Paying Agent and Security Registrar.

         Initially, The Bank of New York, the Trustee, will act as Paying Agent and Security Registrar. The Company may change the Paying Agent and Security Registrar without notice to any Holder.

5.       Indenture.

         This Debenture is one of a duly authorized series of the 5.75% Junior Subordinated Deferrable Interest Debentures due 2051 (the "DEBENTURES") of the Company issued under a Junior Subordinated Indenture, dated as of December 18, 2001 (the "BASE INDENTURE"), as supplemented by a First Supplemental Junior Subordinated Indenture of the same date (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE"), in each case, between the Company and The Bank of New York, as trustee (the "TRUSTEE"). The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Debenture is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

6.       No Optional Right of Redemption.

         The Company shall have no right to redeem the Debentures.

7.       No Sinking Fund.

         The Debentures will not be subject to a sinking fund provision.

8. Limited Right to Require Exchange of Preferred Securities and Repurchase of Debentures.

         Pursuant to Section 6.7 of the Declaration and Section 2.9 of the Supplemental Indenture, in the event a holder of a Unit exercises a Warrant on a date other than a Remarketing Settlement Date and elects to exercise its Repurchase Right, the Company shall be required on the applicable Required Repurchase Date to repurchase at the Repurchase Price Debentures which, pursuant to the Declaration, have been received in exchange for Preferred Securities or were components of such Units.

9. Change of Control Right to Require Exchange of Preferred Securities and Repurchase of Debentures.

         Pursuant to Section 6.8 of the Declaration and Section 2.10 of the Supplemental Indenture, in the event a Change of Control occurs and the holder of a Unit, the holder of a Preferred Security or the holder of a Debenture, as the case may be, elects to exercise its Change of Control Repurchase Right, the Company shall be required on the Change of Control Repurchase Date to repurchase at the Change of Control Repurchase Price Debentures which, pursuant to the Declaration, have been received in exchange for Preferred Securities or were held by a holder of Debentures.

10. Distribution of Debentures in Exchange for Trust Securities Upon the Occurrence of a Special Event.

         The Administrative Trustees may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures held by the Property Trustee to be distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust on a Pro Rata basis, upon not less than 30 nor more than 60 days notice, within the 93 Day Period, and, simultaneous with such distribution, in exchange for a Like Amount of the Securities of the Trust on a Pro Rata basis.

         A Debenture Distribution Notice, which notice shall be irrevocable, shall be given by the Trust by mail to each holder of Trust Securities as provided in the Indenture.

         In the event of a dissolution of the Trust and a distribution of the Debentures, (i) the Company shall have the same right, and shall be subject to the same terms and conditions, to cause a Remarketing of the Debentures as the Company has and is subject to under Section 6.6 of the Declaration to cause a Remarketing of the Preferred Securities and (ii) the Holder of the Debentures shall have the same rights, and shall be subject to the same terms and conditions as they had with respect to the Preferred Securities, including the right to exercise a Repurchase Right and Change of Control Right with respect to the Debentures.

11.      Remarketing.

         Except as set forth herein, the remarketing provisions in the Indenture shall become effective only upon a distribution of the Debentures upon dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, these remarketing provisions shall have no effect. The holder of this Debenture shall be entitled to the provisions of the Indenture, the Declaration and the Remarketing Agreement relating to Remarketing as specified in Article VII of the Supplemental Indenture.

12.      Subordination.

         The payment of principal of and interest on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Debenture is issued subject to such subordination provisions contained in the Indenture. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

13.      Defaults and Remedies.

         The Indenture provides for Events of Default and remedies relating thereto with respect to the Debentures as set forth in Article V of the Base Indenture as supplemented by Section 2.12 of the Supplemental Indenture.

14.      Amendment; Supplement.

         The Indenture provides for amendments, supplements and waivers with respect to the Indenture as set forth in Article XI of the Base Indenture, as supplemented by Section 2.13 of the Supplemental Indenture.

15.      Restrictive Covenants.

         The Indenture provides restrictive covenants with respect to the Debentures as set forth in Article XII as supplemented by Article IV of the Supplemental Indenture.

16.      Denomination; Transfer; Exchange.

         The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount at maturity of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount at maturity will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

17.      Persons Deemed Owners.

         The registered Holder of this Debenture shall be treated as its owner for all purposes.

18.      Defeasance.

         Subject to certain conditions contained in the Indenture, at any time some or all of the Debentures and the Indenture may be terminated if the Company deposits with the Trustee cash and/or U.S. Government Obligations sufficient to pay the principal of and interest on the Debentures to Original Stated Maturity or following a Remarketing Settlement Date, the Reset Principal Maturity.

19.      No Recourse Against Others.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon. or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

20.      Authentication.

         This Debenture shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Debenture.

21.      Governing Law.

         The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

22.      Other.

         RGA intends to treat and holders of the Debentures, by accepting a beneficial ownership interest in the Debentures, agree to treat the Debentures as debt for U.S. federal income tax and all other purposes.

           [SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBENTURE]*

         The following increases or decreases in this Global Debenture have been made:

-----------------------------------------------------------------------------------------------
                                                              Principal
                    Amount of            Amount of            Amount of
                   decrease in          increase in           Debentures
                    Principal            Principal        evidenced by this
                    Amount of            Amount of             Global
                   Debentures            Debentures           Debenture
                evidenced by this     evidenced by this     following such       Signature of
                    Global                Global              decrease or         authorized
    Date            Debenture            Debenture             increase        officer of Agent
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------








----------
*        Insert if Debentures are in global form.